UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2011

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784

(Commission

File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, with zip code)

(408) 962-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 11, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Trident Microsystems, Inc. (the “Company”) approved the terms of a Key Employee Incentive Plan (the “Plan”), which is applicable to certain key employees and executive officers of the Company.

The purpose of the Plan is to incent key employees and executives covered by the Plan to assist the Company in achieving events that will assist the Company in achieving key strategic objectives, including in particular improving the Company’s liquidity. The Plan provides for the payment of specified amounts upon completion of certain types of events, with the amounts fixed for certain types of events and variable for other types of events.

In order to participate in the Plan, eligible participants must elect to forgo benefits under any existing bonus plan and under severance agreements or policies, provided that such benefits will remain in effect in the event and only in the event that payments due under the Plan are unenforceable by the participant for any reason.

Item 9.01	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011

TRIDENT MICROSYSTEMS, INC.

/s/ DAVID L. TEICHMANN
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary

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